EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-97200) pertaining to the Employee Stock Option and Restricted Stock Plan of EqualNet Holding Corp., the EqualNet Holding Corp. Employee Stock Purchase Plan (Form S-8 No. 33-04485), and the EqualNet Holding Corp. 1995 Non-Employee Director Stock Option Plan (Form S-8 No. 33-04483) of our report dated September 28, 1996, with respect to the consolidated financial statements of EqualNet Holding Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.

                                             ERNST & YOUNG LLP

Houston, Texas
October 14, 1996